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                                                                    EXHIBIT 10.5

May 23, 2006

T. Whit Armstrong
T. Wayne Davis
The Enstar Group, Inc.
   The Thompson House
   401 Madison Avenue
   Montgomery, Alabama 36104

      Reference is made to the transactions (the "Transactions") contemplated by
(i) the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 23, 2006, among Castlewood Holdings Limited, a Bermuda company ("Castlewood"), The Enstar Group, Inc., a Georgia corporation ("Enstar") and CWMS Subsidiary Corp., a Georgia corporation and (ii) the Recapitalization Agreement, dated as of May 23, 2006, among Castlewood, Enstar and the other parties named on the signature pages thereto. Capitalized terms used herein without definition have the meanings given to them in the Merger Agreement.

      1. Purchase of Shares. Subject to the terms and conditions of this letter agreement (the "Agreement") and conversion of Company Common Stock into ordinary shares, par value $1.00 per share, of Castlewood ("Ordinary Shares"), Castlewood agrees to purchase from each of T. Whit Armstrong and T. Wayne Davis (each, a "Seller"), at the request of either such Seller, respectively, up to the number of Ordinary Shares held by such Seller that are required to provide sufficient cash proceeds for such Seller to pay (i) the federal and local income tax resulting from the exercise by such Seller of up to 25,000 options for the common shares of Enstar on May 23, 2006 (the "Purchase Option Shares") and (ii) the federal and local income taxes and self-employment taxes resulting from the sale and transfer of the Purchase Option Shares (together with the Purchase Option Shares, the "Purchased Shares"); provided that in no event shall Castlewood be required to repurchase under this letter agreement more than 25,000 Ordinary Shares held by each such Seller. For purposes of the preceding clauses (i) and (ii), federal and local income taxes shall be calculated at the highest income tax rates applicable to a person residing in such person's state of residence. Each Seller shall notify Castlewood of the date such Seller wishes to sell any Purchased Shares such Seller holds (the "Purchase Date"); provided, however, that the Purchase Date shall be within a 30-day period beginning January 15, 2007. Castlewood agrees to purchase the Purchased Shares at a price equal to the average of the closing bid and asked price for Ordinary Shares on NASDAQ on the Purchase Date (the "Purchase Price").

      2. Delivery of Shares; Payment. Each Seller will deliver to Castlewood on the Purchase Date the Purchased Shares represented by certificates duly endorsed in blank or other valid instruments of transfer. Castlewood will deliver the Purchase Price to the Seller by wire transfer of immediately available funds to a previously designated account of such Seller within three business days of the Purchase Date.

      3. Miscellaneous. Any attempted or purported assignment by any of the parties hereto or by operation of law of this Agreement or any of the rights, interests or obligations hereunder shall be null and void and of no effect whatsoever. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to its

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principles and rules of conflict of laws to the extent such principles or rules would require the application of the law of another jurisdiction. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Each party agrees that it shall take all such actions as may be reasonably requested by the other party to effect the purposes of this Agreement.

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Please acknowledge your agreement with the foregoing by countersigning this letter agreement in the space provided below, whereupon it will be a binding agreement among us.

                                        Very truly yours,

                                        CASTLEWOOD HOLDINGS LIMITED

                                        By: __________________________________
                                            Name:  R. J. Harris
                                            Title: Chief Financial Officer

Agreed as of the date
first written above:

_______________________________
T. Whit Armstrong

_______________________________
T. Wayne Davis